<Body Text>EXHIBIT 15.2

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<Body Text>July 21, 1994

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<Body Text>Securities and Exchange Commission

<Body Text>450 Fifth Street, N.W.

<Body Text>Washington, D.C.  20549

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<Body Text>RE:  Dynatech Corporation

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<Body Text>We are aware that our report dated July 21, 1994 on our review of interim financial information of Dynatech Corporation for the interim periods ended June 30, 1994 and 1993, and included in the Coorporation's quarterly report on Form 10-Q for the quarter ended June 30, 1994 is incorporated by reference in various registration statements on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86467, 2-92391,
2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058, and
33-30610) and on Form S-8 (File Nos. 2-87779, 33-10465, 33-17243
and 33-42427). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

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<Body Text>								Coopers & Lybrand

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